Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
American National Group, Inc.:
We consent to the incorporation by reference in Registration Statement No. 333-160698 on Form S-8 of our report dated March 4, 2021, relating to the financial statements of American National Group, Inc. and subsidiaries and the effectiveness of American National Group, Inc. and subsidiaries' internal control over financial reporting appearing in this Annual Report on Form 10‑K for the year ended December 31, 2020.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
March 4, 2021